United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2008

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2008, the Board of Directors of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) appointed Bill Warner as a Director of the Company.  Mr. Warner qualifies as an independent director pursuant to NASDAQ listing requirements.

Mr. Warner was with Station Casinos for 14 years, most recently as Executive Vice President and Chief Operating Officer. Mr. Warner was responsible for operations at all Station properties, as well as overseeing all design and construction aspects.

Mr. Warner joined Station Casinos as Finance Director in August 1993 and was promoted to Vice President of Finance in 1996.  He became Station Casinos’ Chief Development Officer in 2002 when he also gained the title of Executive Vice President, focusing primarily on acquisitions, dispositions and Native American gaming.  Prior to his term at Station Casinos, Mr. Warner served as Audit Manager for Arthur Andersen, LLP from 1986 to 1991, followed by two years as Controller for Kentco Capital Corporation, a venture capital company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:  November 4, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and
Chief Executive Officer